Exhibit 10.1

FIRST AMENDMENT TO AMENDED AND RESTATED
6% SENIOR SECURED CONVERTIBLE NOTE

This First Amendment to Amended and Restated 6% Senior Secured Convertible Note (the “Amendment”) is hereby made effective as of November 30, 2013 (“Effective Date”) to amend and supplement the terms and conditions of that certain Amended and Restated 6% Senior Secured Convertible Note dated April 5, 2012 between GrowLife, Inc. (formerly Phototron Holdings, Inc.), a Delaware corporation (“Maker”), and Sterling Scott (“Payee”), in the amount of $451,824.12 (the “Note”), which includes both principal and accrued and unpaid interest as of November 30, 2013.

RECITALS

A.	Payee has not assigned any of its beneficial interest in the Note and is the holder of all right, title and interest under the Note.

B.	Maker and Payee desire to amend the Note to suspend Payee’s right to conversion indefinitely pursuant to the terms and conditions stated herein.

AGREEMENT

1.	Section 4(c) of the Note entitled Conversion Limitations is amended to add Section 4(c)(iii) which reads as follows:

The Company shall not effect any conversion of this Note, and Holder shall not have the right to convert any portion of this Note until completion of the Company amending its Certificate of Incorporation to increase the authorized shares of Common Stock of the Company.

2.	Payee shall physically affix this Amendment to the Note and shall not seek to endorse, negotiate or otherwise assign the Note separate from this Amendment.

3.	Except as expressly modified by this Amendment, all other terms and conditions of the Note remain in full force and effect.

MAKER: GROWLIFE, INC. (FORMERLY, PHOTOTRON HOLDINGS, INC.) By /s/ John Genesi John Genesi Chief Financial Officer	PAYEE: STERLING SCOTT By /s/ Sterling Scott Sterling Scott, an individual